SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 4, 2009

INVENTIV HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

                            0-30318                                                                                              52-2181734
                         (Commission File Number)                                                                                     (I.R.S. Employer Identification No.)

VANTAGE COURT NORTH
200 COTTONTAIL LANE
SOMERSET, NEW JERSEY 08873
(Address of Principal Executive offices) (Zip Code)

(800) 416-0555
(Registrant's Telephone Number, Including Area Code

N/A
(Former Name or Former Address, if changed Since Last Report)

INVENTIV HEALTH, INC.
CURRENT REPORT ON FORM 8-K

Item 2.02. Results of Operations and Financial Condition.

On November 4, 2009, inVentiv Health, Inc. (the "Company"), issued a press release announcing its financial results for the three months ended September 30, 2009. A copy of the Company’s press release is furnished herewith as Exhibit 99.1 hereto and is incorporated herein by reference.

The non-GAAP financial measures “adjusted net income” and “adjusted diluted EPS” discussed in the press release are related to the following two factors:

•
Derivative Interest: In October 2005, the Company engaged in an interest rate hedge of its $175 million term loan facility, which the Company did not designate for hedge accounting until July 2006.  In July 2006, the Company employed a hypothetical derivative model to assess ineffectiveness.   For the three-months ended September 30, 2008, the Company recorded $0.3 million of interest expense (approximately $0.2 million, net of taxes), relating to the ineffectiveness of the hedge for the quarter.  Net interest expense was adjusted to exclude these adjustments in the third quarter of 2008.  Starting in 2009, there is no ineffectiveness in the Company’s interest rate hedge.

•
Other than Temporary Gain/Impairment on Marketable Securities:  During the third quarter of 2009 and 2008, the Company recorded an approximately $0.3 million gain ($0.2 million net of taxes) and an approximately $0.2 million ($0.1 million net of taxes) impairment, respectively, related to an other than temporary gain/impairment of the Company's Columbia Strategic Cash Portfolio (“CSCP”), which held certain asset-backed securities.  Consistent with the company's investment policy guidelines, the vast majority of holdings within CSCP held by the company had AAA/Aaa credit ratings at the time of purchase. With the liquidity issues experienced in the global credit and capital markets, the CSCP experienced other than temporary losses resulting in a change in the net asset value per share from its $1 par value.  The other than temporary gain/impairment loss was adjusted to exclude this charge for third quarter 2009 and 2008 results.

The press release also contains the non-GAAP financial measure “Adjusted EBITDA”, which is defined as net income attributable to inVentiv Health, Inc. before taxes, interest, depreciation, amortization and the aforementioned adjustments.

These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures. Management believes that the non-GAAP financial measures included in the exhibit, when shown in conjunction with the corresponding GAAP measures, is useful to investors for the reasons discussed above.  Management uses these non-GAAP financial measures in assessing the performance of the Company’s operations on a consistent basis from period to period.

Item 7.01. Regulation FD Disclosure.

Beginning on November 5, 2009, representatives of the Company intend to make certain disclosures on the Company's quarterly earnings call and in other forums, which may include investor conferences and presentations to analysts.  Such disclosures may include the information contained in Exhibit 99.2 attached to this Current Report on Form 8-K. The Company is furnishing the information contained in Exhibit 99.2 pursuant to Regulation FD.

The information contained in Exhibit 99.2 is summary information that is intended to be considered in the context of the Company's Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in Exhibit 99.2, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure. By furnishing the information in this Item 7.01 and in Exhibit 99.2, the Company makes no admission as to the materiality of any information contained herein or therein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 Press Release dated November 4, 2009.
Exhibit 99.2  Investor Deck dated November 5, 2009.

The information in this Current Report on Form 8-K, including the exhibits hereto, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

        INVENTIV HEALTH, INC.

November 5, 2009
            by           /s/ David Bassin
        Name:  David Bassin
        Title:  Chief Financial Officer and Secretary
        (principal accounting and financial officer)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release of inVentiv Health, Inc. dated November 4
99.2	Investor Deck dated November 5